As filed with the Securities and Exchange Commission on August 15, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTPORT FUEL SYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1691 West 75th Avenue,
Vancouver, British Columbia, V6P 6P2
(604) 718-2046
(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
28 Liberty Street
New York, NY 10005
USA
(212) 590-9070
(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven B. Stokdyk, Esq. Lewis W. Kneib, Esq. Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 USA	Bruce Hibbard Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 15, 2025

PROSPECTUS
U.S. $100,000,000
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Debt Securities
Units
We may offer and sell, from time to time during the period that this registration statement (including any amendments hereto) remains effective, up to U.S. $100,000,000 (or the equivalent in other currencies or currency units based on the applicable exchange rate at the time of the offering) aggregate initial offering price or principal amount, as applicable, of our common shares ("Common Shares"), preferred shares ("Preferred Shares"), subscription receipts ("Subscription Receipts"), warrants to purchase Common Shares ("Warrants"), senior or subordinated debt securities ("Debt Securities"), and/or units comprised of one or more of the other securities described in this prospectus in any combination, ("Units" and, together with the Common Shares, Preferred Shares, Subscription Receipts, Debt Securities and Warrants, the "Securities"). This prospectus provides you with a general description of the Securities.
Each time we offer and sell Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the Securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our Securities.
We may offer and sell the Securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continued or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such Securities.
As of August 14, 2025, the aggregate market value of our outstanding Common Shares held by non-affiliates, or public float, was approximately U.S. $45,501,269, based on 17,351,005 Common Shares, of which 1,926,846 shares were held by affiliates, and a price of U.S. $2.95 per share, which was the price at which our Common Stock were last sold on the Nasdaq Global Select Market on August 14, 2025. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell
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securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below U.S.$75 million.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 15 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our issued and outstanding Common Shares are listed for trading on the Toronto Stock Exchange ("TSX") under the trading symbol "WPRT" and on the Nasdaq Global Select Market ("Nasdaq") under the trading symbol "WPRT". On August 14, 2025, the last trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX was Cdn. $4.05 per Common Share and the closing price of the Common Shares on Nasdaq was U.S. $2.95 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the Securities covered by the prospectus supplement on Nasdaq or any other Securities market or other securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell Securities from time to time and in one or more offerings up to a total dollar amount of U.S. $100,000,000 as described in this prospectus. Each time that we offer and sell Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the Securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Westport Fuel Systems,” “we,” “our,” “us” and the “Corporation” in this prospectus, we mean Westport Fuel Systems Inc. , together with our direct and indirect wholly owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of Securities.
We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that are incorporated by reference herein and therein may contain forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively referred to as, “forward-looking statements”). When used in such documents, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "estimate", "expect", "project" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements which include, but are not limited to, the filing of one or more prospectus supplement(s); our ability to successfully realize the benefits of the divestiture of our Light-Duty business, including, potential earn-out payments; the long-term replacement of fossil fuels with low/zero emissions propulsion systems for transportation; the future supply of, demand for and cost of hydrogen; the global demand for our products; the future of our development programs (including those relating to the HPDITM fuel system and hydrogen mobility); the future success of our business and technology strategies; our future market opportunities; our ability to continue our business as a going concern and generate sufficient cash flows to fund operations; the availability of funding and funding requirements; and our ability to bolster our balance sheet, fund organic growth as well as opportunistic bolt on acquisitions.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to several uncertainties and risks, including the risks described in this prospectus, any prospectus supplement and in the documents incorporated by reference into this prospectus and other unforeseen risks. Such risks, uncertainties, factors and assumptions include, without limitation:

•supply of, demand for and price of lower/zero emission propulsion systems for transportation;
•actions of government and governmental authorities, including, without limitation, the imposition of tariffs, implementation of emission and fuel consumption standards, the implementation of policies or other measures that promote the supply of and demand for liquified natural gas, renewable natural gas and hydrogen;
•conditions in the hydrogen and other industries, including fluctuations in the supply, demand and price for hydrogen, including demand for hydrogen in transportation and the implementation of hydrogen fueling infrastructure;
•market acceptance of our products;
•the ability to raise additional capital or earn enough revenue to fund operations as a going concern;
•product development delays and delays in contractual commitments;
•changing environmental legislation and regulations;
•the ability to attract and retain business partners;
•the success of our joint ventures;
•the success of our business partners and original equipment manufacturers ("OEMs") with whom we partner;
•future levels of government funding and incentives;
•competition from other technologies;
•price differential between compressed natural gas, liquid natural gas, liquid petroleum gas and hydrogen relative to petroleum-based fuels;
•limitations on our ability to protect our intellectual property;
•various events that could disrupt operations, including cybersecurity attacks;
•potential claims or disputes in respect of our intellectual property;
•limitations in our ability to successfully integrate acquired businesses;

•limitations in the development of natural gas and hydrogen refueling infrastructure;
•the ability to provide and access the capital required for research, product development, operations and marketing;
•there could be unforeseen claims made against us;
•our international business operations could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, including without limitation, those relating to the regulation of rates, tariffs, import/exports, taxes, wages, labour and immigration, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;
•other risks relating to our Common Shares and Debt Securities;
•risk of conflict related to directors and officers of Westport Fuel Systems who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as Westport Fuel Systems; and
•those other risks discussed under the heading "Risk Factors" in this prospectus.
Any forward-looking statement is made only as of the date of this prospectus or the applicable document incorporated by reference into this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this prospectus, except as otherwise required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
Our website address is www.westport.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered Securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
•Our Current Reports on Form 6-K, filed with the SEC on March 31, 2025 (with respect to our audited consolidated financial statements for the year ended December 31, 2024 and the management’s discussion and analysis for the year ended December 31, 2024), April 4, 2025, April 10, 2025, May 1, 2025, May 13, 2025 (with respect to our condensed consolidated financial statements for the three months period ended March 31, 2025 and the management’s discussion and analysis for the period ended March 31, 2025) and August 11, 2025 (with respect to our condensed consolidated financial statements for the three and six month period ended June 30, 2025 and the management’s discussion and analysis for the period ended June 30, 2025);
In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
WESTPORT FUEL SYSTEMS INC.
1691 WEST 75TH AVENUE,
VANCOUVER, BRITISH COLUMBIA V6P 6P2
TELEPHONE: (604) 718-2046

ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation existing under the Business Corporations Act (Alberta). A number of our officers and directors and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.

We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.

We have been advised by our Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

THE COMPANY
Westport Fuel Systems is a technology and innovation company connecting synergistic technologies to power a cleaner tomorrow. As a supplier of alternative fuel, low-emissions transportation technologies, we design, manufacture, and supply advanced components and systems that enable the transition from traditional fuels to cleaner energy solutions for heavy-duty commercial vehicles and other on- and off-road applications.
Our technologies support a wide range of clean fuels – including liquified natural gas ("LNG"), compressed natural gas, renewable natural gas ("RNG") and hydrogen ("H2") – empowering OEMs and commercial transportation industries to meet performance demands, regulatory requirements and climate targets in a cost-effective way. With decades of expertise and a commitment to engineering excellence, Westport Fuel Systems is helping its partners achieve sustainability goals – without compromising performance or cost efficiency – making clean, scalable transport solutions a reality.
Our portfolio includes our High-Pressure Controls & Systems segment sold under the GFI brand and a 55% ownership in Cespira, a joint venture with Volvo Group ("Volvo"). Our High-Pressure Controls and Systems segment designs, develops, and produces components for transportation and industrial applications. We partner with fuel cell, hydrogen engine and alternative fuel engine manufacturers offering versatile solutions that serve a variety of fuel types include pressure regulators, electronic control units, valves and filters, and high-pressure H2 components. Cespira launched in 2024 and is committed to advancing the development and commercialization of the HPDITM fuel system, a fully OEM-integrated gaseous fuel systems that enables heavy-duty diesel engines to operate with a range of clean-burning fuels including natural gas, RNG, H2 and other alternative fuels without performance or efficiency compromises relative to the base diesel engine platform. As part of Westport Fuel Systems’ and Cespira’s portfolio of solutions, Cespira’s LNG HPDI 2.0 fuel system is on the road today and is a complete system offering OEMs the flexibility to differentiate their natural gas product lines easily while also maintaining maximum commonality with their conventional diesel fueled products.
Headquartered in Vancouver, British Columbia, Canada, with operations in Europe, Asia, and North America, we serve OEMs, Tier 1 and Tier 2 OEM suppliers globally.
On July 29, 2025, the Corporation announced the closing of the sale of its interest in Westport Fuel Systems Italia S.r.l. ("WFS Italia") to Green Day Holding B.V. (the "Purchaser"), a wholly-owned investment vehicle of Heliaca Investments Coöperatief U.A. ("Heliaca Investments"), a Netherlands based investment firm supported by Ramphastos Investments Management B.V. a prominent Dutch venture capital and private equity firm. Westport Fuel Systems Italy S.r.l. ("WFS Italy"), a subsidiary of Westport Fuel Systems, sold all of the issued and outstanding shares of WFS Italia which includes Westport's Light-Duty business (the "Transaction") to the Purchaser for a base purchase price of U.S. $79.5 million (€67.7 million), subject to certain adjustments, and potential earnouts of up to an estimated additional U.S. $3.9 million (€3.3 million) if certain conditions are achieved.
Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal place of business is at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7.

RISK FACTORS
Investment in any Securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 40-F and in any subsequently filed reports on Form 6-K and annual reports on Form 20-F or Form 40-F, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Securities to decline, resulting in a loss of all or part of your investment. For further details, see the section entitled “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and debt capitalization of the Corporation, on a consolidated basis, since December 31, 2024 to the date of this prospectus, except with respect to the long-term debt agreements held by WFS Italia. Pursuant to the Transaction (see "The Company"), the Corporation sold all of its interest in WFS Italia on July 29, 2025, therefore, WFS Italia’s long-term debt no longer forms part of the consolidated debt capitalization of the Corporation as of the date of this Prospectus. As at June 30, 2025, the balance of WFS Italia’s long-term debt was U.S. $24.2 million.
USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement relating to an offering of Securities, we expect to use the net proceeds we receive from the sale of Securities to finance future growth opportunities including acquisitions and investments, to finance our capital expenditures, to reduce our outstanding indebtedness, for working capital purposes or for general corporate purposes, as will be further described in one or more prospectus supplements. All prospectus supplements under this prospectus will include reasonable detail of the use of proceeds from any offering of Securities hereunder. The amount of net proceeds to be used for each of the principal purposes will be described in the applicable prospectus supplement. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents will be paid out of our general funds. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this prospectus. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer manager or similar securities industry professionals in respect of any sales by us or a selling securityholder will be described in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares of which, as at the date hereof, 17,351,005 Common Shares and no Preferred Shares are issued and outstanding.
DESCRIPTION OF COMMON SHARES
The following description of our Common Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with this Registration Statement, and are available for review at https://www.sec.gov.
We are authorized to issue an unlimited number of Common Shares. Each Common Share entitles the holder to: (i) one vote per share held at meetings of shareholders; (ii) receive such dividends as declared by us, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Shares and our credit facilities; and (iii) receive our remaining property and assets upon dissolution or winding up. Our Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.
In the event of our merger or consolidation with or into another entity, in connection with which our Common Shares are converted into or exchanged for shares or other securities of another entity or property (including cash), all holders of our Common Shares will thereafter be entitled to receive the same kind and number of securities or kind of property (including cash). Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Shares having liquidation preferences, if any, the holders of our Common Shares will be entitled to receive pro rata our remaining assets available for distribution.
Our transfer agent and registrar for our Common Shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario. Our U.S. transfer agent is Computershare Trust Company, N.A. 350 Indiana Street, Suite 750, Golden, CO 80401.
DESCRIPTION OF PREFERRED SHARES
The following description of our Preferred Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with this Registration Statement, and are available for review at https://www.sec.gov.
We are authorized to issue an unlimited number of Preferred Shares issuable in series with no par value, none of which are currently outstanding. Our board of directors has the authority to determine, with respect to any series of Preferred Shares, the rights, privileges, restrictions and conditions of that series, including:
•the designation of the series;
•the number of shares of the series, which our board may, except where otherwise provided in the provisions applicable to such series, increase or decrease, but not below the number of shares then outstanding;
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;

•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares, the holders of our Preferred Shares shall have no right to receive notice of or to be present at or vote either in person, or by proxy, at any of our general meetings by virtue of or in respect of their holding of Preferred Shares.
Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares or any restrictions in any of our debt agreements, the directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.
On our winding-up, liquidation or dissolution or upon the happening of any other event giving rise to a distribution of our assets other than by way of dividend amongst our shareholders for the purposes of winding-up its affairs, subject to any rights, privileges, restrictions and conditions that may have been determined by the board of directors to attach to any series of Preferred Shares, the holders of all Common Shares and Preferred Shares shall be entitled to participate pari passu.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a prospectus supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Subscription Receipts.
Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the SEC after it has been entered into by us and will be available electronically at https://www.sec.gov.
Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against Westport Fuel Systems, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any prospectus supplement will include, where applicable:
•the number of Subscription Receipts offered;
•the price at which the Subscription Receipts will be offered;
•if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;
•the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;
•the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt;
•the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•the material tax consequences of owning the Subscription Receipts; and
•any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.
We reserve the right to set forth in a prospectus supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Subscription Receipts.
DESCRIPTION OF WARRANTS
The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a prospectus supplement may be filed. The particular terms and provisions of Warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Warrants.
Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at https://www.sec.gov.
Pursuant to the warrant agreement, original purchasers of Warrants may have a contractual right of rescission against Westport Fuel Systems, following the issuance of the underlying Common Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.

The description of general terms and provisions of Warrants described in any prospectus supplement will include, where applicable:
•the designation and aggregate number of Warrants offered;
•the price at which the Warrants will be offered;
•if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;
•the designation and terms of the Common Shares that may be acquired upon exercise of the Warrants;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;
•the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;
•the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;
•whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and
•any other material terms, conditions and rights (or limitations on such rights) of the Warrants.
We reserve the right to set forth in a prospectus supplement specific terms of the Warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Warrants.
DESCRIPTION OF DEBT SECURITIES
The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of Debt Securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Debt Securities. Debt Securities may be offered separately or in combination with one or more other Securities. We may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this prospectus.
Debt Securities will be issued under one or more indentures (each, an "Indenture"), in each case between Westport Fuel Systems and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a "Trustee").
The following description sets forth certain general terms and provisions of Debt Securities. The description is not, however, exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Indenture. Accordingly, reference should also be made to the applicable Indenture, a copy of which will be filed by us with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder, and will be available electronically at https://www.sec.gov.
The Debt Securities may be issued from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Indenture, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.
The Debt Securities will be direct secured or unsecured obligations of Westport Fuel Systems, and will constitute senior or subordinated indebtedness of Westport Fuel Systems as described in the applicable prospectus supplement. If the Debt Securities are unsecured senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of Westport Fuel Systems from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of Westport Fuel Systems as described in the applicable prospectus supplement and their ranking with respect to other subordinated indebtedness of Westport Fuel Systems from time to time outstanding will be as described in the applicable prospectus supplement. We reserve the right to specify in a prospectus supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.
The particular terms and provisions of each issue of Debt Securities will be described in the applicable prospectus supplement. This description will include, as applicable:
•the designation, aggregate principal amount and authorized denominations of the Debt Securities;
•any limit upon the aggregate principal amount of the Debt Securities;
•the currency for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);
•the offering price of the Debt Securities and percentage of the principal amount at which they will be issued;
•the date(s) on which the Debt Securities will be issued and delivered;
•the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);
•the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);
•the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);
•any security or guarantees given in respect of the Debt Securities;
•the ranking of the Debt Securities and if applicable, their subordination to other indebtedness of Westport Fuel Systems;
•the identity of the Trustee under the applicable Indenture pursuant to which the Debt Securities are to be issued;
•any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;
•any repayment or sinking fund provisions;

•events of default and covenants in respect of the Debt Securities;
•whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;
•whether the Debt Securities may be converted or exchanged for other securities of Westport Fuel Systems or any other entity;
•if applicable, our ability to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of Westport Fuel Systems or of any other entity, and any restrictions on the persons to whom such securities may be issued;
•provisions governing amendments to the Indenture; and
•any other material terms, conditions or other provisions applicable to the Debt Securities, including, without limitation, transferability, adjustment terms and whether the subscription receipts will be listed on an exchange.
We reserve the right to include in a prospectus supplement specific terms and provisions pertaining to the Debt Securities in respect of which the prospectus supplement is filed that are not within the variables and parameters set forth in this prospectus. To the extent that any terms or provisions or other information pertaining to the Debt Securities described in a prospectus supplement differ from any of the terms or provisions or other information described in this prospectus, the description set forth in this prospectus shall be deemed to have been superseded by the description set forth in the prospectus supplement with respect to those Debt Securities.
DESCRIPTION OF UNITS
We may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Units.
The particular terms of each issue of Units will be described in the related prospectus supplement. This description will include, where applicable:
•the designation and aggregate number of Units offered;
•the price at which the Units will be offered;
•if other than Canadian dollars, the currency or currency unit in which the Units are denominated;
•the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

•any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and
•any other material terms, conditions and rights (or limitations on such rights) of the Units.
We reserve the right to set forth in a prospectus supplement specific terms of the Units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Units.

TAXATION
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
PLAN OF DISTRIBUTION
We may sell the Securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers or through any other method permitted pursuant to applicable law and described in a prospectus supplement. The Securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell Securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such Securities, including the offering price of the Securities and the proceeds to us, if applicable.
Offers to purchase the Securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Securities from time to time. Any agent involved in the offer or sale of our Securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the Securities being offered by this prospectus, the Securities will be sold to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the Securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Securities to the public. In connection with the sale of the Securities, we or the purchasers of Securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a commercially reasonable efforts basis and a dealer will purchase Securities as a principal, and may then resell the Securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Our Common Stock is listed on the Nasdaq Global Select Market and the TSX, but any other Securities may or may not be listed on a national securities exchange. To facilitate the offering of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

EXPENSES

The following is a statement of expenses in connection with the distribution of the Securities registered. all of which shall be borne by our company. All of such fees and expenses, except for the SEC registration fee, are estimates.

Expenses	Amount
SEC registration fee	$15,310
FINRA filing fee	$15,500
Legal and accounting fees and expenses	*
Trustee and transfer agent fees and expenses	*
Printing fees and expenses	*
Miscellaneous fees and expenses	*
Total	*
______________________________
*     Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon for us by Latham & Watkins LLP with respect to U.S. legal matters and by Bennett Jones LLP with respect to Canadian legal matters. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS
The consolidated financial statements of Westport Fuel Systems as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of directors and officers
Section 124 of the Business Corporations Act (Alberta) (the "ABCA") provides as follows:
124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if
(a)the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and
(b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.
(2) A corporation may with the approval of the Court of King’s Bench of Alberta indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).
(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
(a)was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and
(b)fulfils the conditions set out in subsection (1)(a) and (b).
(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.
(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person
(a)in the person's capacity as a director or officer of the corporation, or
(b)in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request.
(5) A corporation or a person referred to in subsection (1) may apply to the Court of King’s Bench of Alberta for an order approving an indemnity under this section and the Court of King’s Bench of Alberta may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court of King’s Bench of Alberta may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.
Section 7 of the By-laws of the Registrant, contains the following provisions with respect to indemnification of the Registrant's directors and officers:
7.05 Limitation of Liability
Subject to the ABCA, no director or officer for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults if any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by the Registrant or for or on behalf of the Registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which moneys, securities or effects shall be lodged or deposited for any loss, conversation, misapplication or misappropriation of or any damage resulting from any dealings with moneys, securities or other assets of or belonging to the Registrant or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Registrant and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
7.06 Indemnity
Subject to the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceedings to which he is made a party by reason of being or having been a director of officer of the Registrant or such body corporate, if:
(a)he acted honestly and in good faith with a view to the best interests of the Registrant; and
(b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
7.07 Insurance
The Registrant may, subject to and in accordance with the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against liability incurred by him.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 9. Exhibits
The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.
Item 10. Undertakings
(a) The undersigned registrant hereby undertakes:
(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.
(v) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(vi) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation of Westport Fuel Systems Inc, as currently in effect.
3.2	Bylaws of Westport Fuel Systems Inc, as currently in effect.
4.1*	Form of Subscription Agreement
4.2*	Form of Warrant
4.3*	Form of Warrant Indenture
4.4*	Form of Unit Agreement
4.5	Form of Debt Indenture, filed with the SEC as Exhibit 7.1 to the Registrant’s Form F-10 on April 14, 2023.
5.1	Opinion of Bennett Jones LLP
5.2	Opinion of Latham & Watkins LLP
23.1	Consent of Bennett Jones LLP (included in Exhibit 5.1)
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
23.3	Consent of KPMG LLP
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 15, 2025.

Westport Fuel Systems Inc.

By:	/s/ William Larkin
William Larkin
Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints William Larkin and Daniel E. Sceli as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney has been signed in the respective capacities and on the respective dates indicated below. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel E. Sceli	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2025
Daniel E. Sceli

/s/ William Larkin	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2025
William Larkin

/s/ Daniel M. Hancock	Director	August 15, 2025
Daniel M. Hancock

/s/ Michele J. Buchignani	Director	August 15, 2025
Michele J. Buchignani

/s/ Anthony Guglielmin	Director	August 15, 2025
Anthony Guglielmin

/s/ Karl-Viktor Schaller	Director	August 15, 2025
Karl-Viktor Schaller

/s/ Eileen Wheatman	Director	August 15, 2025
Eileen Wheatman

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Westport Fuel Systems Inc. in the United States, on August 15, 2025.

By: /s/ William Larkin
Name: William Larkin
Title: Chief Financial Officer